As filed with the Securities and Exchange Commission on December 24, 2008

Registration No. 333-155325

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISUAL MANAGEMENT SYSTEMS, INC.
(Name of Small Business Issuer in Its Charter)

Nevada	3669	68-0634458
State of Jurisdiction or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Industrial Way North, Suite C
Toms River, New Jersey 08755
(732) 281-1355
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Jason Gonzalez
Chief Executive Officer
Visual Management Systems, Inc.
1000 Industrial Way North, Suite C
Toms River, New Jersey 08755
(732) 281-1355
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Philip D. Forlenza, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road, P.O. Box 190
Middletown, New Jersey 07748
(732) 741-3900

As soon as practicable after the effective date of this Registration Statement

(Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering . ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

The purpose of this Amendment No. 1 is solely to file an exhibit to the Registration Statement as set forth below in the section of Part II captioned “EXHIBITS.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The provisions of the Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as us, may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by his in connection with the action, suit or proceeding if (i) he has not breached his fiduciary duties under circumstances involving intentional misconduct, fraud or a knowing violation of law, and (ii) he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was illegal. Termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of Nevada Revised Statutes, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We also have director and officer indemnification agreements with each of our executive officers and directors which provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates except for the registration fee.

EXPENSE	AMOUNT
Registration Fee	$6
Costs of Printing and Engraving	$10,000
Legal Fees	$10,000
Accounting Fees	$10,000
Miscellaneous	$10,000
TOTAL	$40,000

RECENT SALES OF UNREGISTERED SECURITIES

In March 2007, Visual Management Systems Holding, Inc. issued $125,000 principal amount of convertible notes and warrants to acquire 200,000 shares of Visual Management Systems Holding, Inc. common stock to three accredited investors. Pursuant to the adjustment provisions contained therein, the convertible notes are convertible into 100,000 shares of the Registrant’s common stock and the warrants are exercisable for 100,000 shares of the Registrant’s common stock. Visual Management Systems Holding, Inc. issued 20,000 shares of its common stock and warrants to acquire 20,000 shares of its common stock to its placement agent in connection with this offering. Visual Management Systems Holding, Inc. relied on the exemptions provided by Rule 506 and Section 4(2) of the Securities Act of 1933 in connection with this offering.

The Registrant issued 616 units, with each unit consisting of one (1) share of Series A convertible preferred stock and a warrant to acquire 1,000 shares of common stock to 29 accredited investors from July 17, 2007 through October 25, 2007. The Registrant issued 61,600 shares of common stock and warrants to acquire 61,600 shares of common stock to its placement agent in connection with this offering. The Registrant relied upon the exemptions provided by Rule 506 and Section 4(2) of the Securities Act of 1933 in conducting this offering.

The Registrant issued 5,218,000 shares of its common stock to 43 shareholders of Visual Management Systems Holding, Inc. in connection with the merger of a wholly owned subsidiary of the Registrant into Visual Management Systems Holding, Inc. in July 2007. The Registrant relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with this transaction.

The Registrant issued $3,750,000 principal amount of original issue discount 5% secured convertible debentures and warrants to acquire 11,250,000 shares of common stock to three (3) investors in November 2007. The Registrant issued warrants to acquire 1,200,000 shares of common stock to its placement agent and its assignees in connection with this offering. The Registrant relied upon the exemptions provided by Rule 506 and Section 4(2) of the Securities Act of 1933 in conducting this offering.

During the three months ended September 30, 2008, the Registrant issued  276,853  shares of common stock pursuant to the exercise of warrants. The Registrant relied upon the exemptions provided by Rule 506 and Section 4(2) of the Securities Act of 1933 in connection with the issuances pursuant to the exercise of the warrants and Section 3(a)(9) in connecting the issuances pursuant to the conversions of the debentures.

Between September 2007 and October 2008 the Registrant issued a sum total of 1,000,000 shares of common stock pursuant to strategic alliance agreements with five different consultants in the financial services and investor relations fields.  The Registrant relied upon the exemptions provided by Rule 506 and Section 4(2) of the Securities Act of 1933 in conducting these offerings.

EXHIBITS

Exhibit No.	Exhibits

2.1	Agreement of Merger and Plan of Reorganization among the Registrant, VMS Acquisition Corp. and Visual Management Systems Holdings, Inc. (1)

2.2	Asset Purchase Agreement dated as of April 3, 2008 among the Registrant, Intelligent Digital Systems, LLC, IDS Patent Holding LLC and Jay Edmond Russ (8)

3.1	Amended and Restated Certificate of Incorporation of the Registrant (2)

3.2	By-laws of Registrant (3)
4.1	Equity Incentive Plan. (2)

4.2	Form of Warrants to purchase shares of Common Stock at a price of $3.50 per share. (2)

4.3	Form of Warrants issued to Placement Agent (and sub-agents) to purchase shares of Common Stock at a price of $2.50 per share. (5)

4.4	Form of Convertible Note issued by Visual Management Systems Holding, Inc. in the aggregate principal amount of $125,000. (4)

4.5	Form of Warrant issued by Visual Management Systems Holding, Inc. with respect to an aggregate 200,000 shares of Visual Management Systems Holding, Inc. Common Stock. (4)

4.6	Securities Purchase Agreement by and among the Company and the investors identified therein, dated as of November 28, 2007. (5)

4.7	Form of 5% Secured Debenture. (5)

4.8	Form of Common Stock Purchase Warrant. (5)

4.9	Registration Rights Agreement executed by the Company and for the benefit of the holders of the 5% Secured Debentures. (5)

4.10	Form of Placement Agent Warrant. (5)

4.11	Unsecured Convertible Promissory Note dated April 3, 2008 issued to Intelligent Digital Systems, LLC (8)

5.1	Opinion of Giordano, Halleran & Ciesla, P.C. (filed herewith)

10.2	Placement Agent Agreement by and among the Placement Agent named therein, the Company and Visual Management Systems Holding, Inc. (2)

10.3	Form of Lock Up Agreement between the Registrant and executive officers and certain stockholders. (2)

10.4	Form of Private Placement Subscription Agreement. (2)

10.5	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Jason Gonzalez (4)

10.6	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Howard Herman (4)

10.7	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Caroline Gonzalez (4)

10.8	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Jonathan Bergman (4)

10.9	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Kevin Sangirardi (4)

10.10	Security Agreement dated November 30, 2007 executed by the Company and its subsidiaries for the benefit of the holders of the 5% Secured Debentures (5)

10.12	Letter of Intent Between Visual Management Systems, Inc. and Intelligent Data Systems, LLC(6)

10.13	Placement Agent Agreement between Visual Management Systems, Inc and Kuhns Brothers, Inc. (7)

10.14	Consulting Agreement dated as of April 3, 2008 between Visual Management Systems, LLC and Jay Edmond Russ (8)

10.15	Operating Agreement of IDS Patent Holding LLC as of April 2, 2008 (8)

10.16	Exclusive Patent and Trade Secret License Agreement effective as of April 2, 2008 between Visual Management Systems, Inc. and IDS Patent Holding Company, LLC (8)

10.17	Registration Rights Agreement dated as of April 2, 2008 between Visual Management Systems, Inc. and Intelligent Digital Systems, LLC (8)

10.18	Promissory Note in the Principal Amount of $267,191.78 dated June 10, 2008 issued to the Russ & Russ Defined Benefit Pension Plan (8)

10.19	Employment Agreement dated as of June 10, 2008 between Visual Management Systems, Inc. and James D. Gardner (9)

10.20	Deferred Compensation Plan of Registrant (9)

10.21	Amendment and Waiver Agreement between the registrant and holders of its 5% secured convertible debentures (10)

21.1	Subsidiaries of issuer (11)

23.1	Consent of Sobel & Co. LLC (previously filed)

23.2	Consent of Person, Tuohy & Company LLP (previously filed)

23.3	Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit No. 5.1)

24.1	Power of Attorney (included on signature page of registration statement filed on November 13, 2008)
_______________

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2007

(2)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007.

(3)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on May 9, 2006.

(4)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K/A filed with the Securities and Exchange Commission on October 26, 2007

(5)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2007.

(6)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2008

(7)
Incorporated by reference to similarly numbered exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission on April 16, 2007.

(8)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2008.

(9)	Incorporated by reference to similarly numbered exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 18, 2008.

(10)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K/A filed with the Securities and Exchange Commission on August 29, 2008

(11)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form SB-2 filed with the Securities and Exchange Commission on December 31, 2007.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.	Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424.

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Toms River, New Jersey on December 24, 2008.

Visual Management Systems, Inc.
(Registrant)

By:	/s/ Jason Gonzalez
Name:	Jason Gonzalez
Title:	Chairman and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement was signed by the following persons in the capacities and on the dates stated:

Date: December 24, 2008		/s/ Jason Gonzalez
	Name:	Jason Gonzalez
	Title:	President, Chief Executive Officer and Director

Date: December 24, 2008		/s/ James D. Gardner
	Name:	James D. Gardner
	Title:	Chief Financial Officer (Principal Accounting Officer)

Date: December 24, 2008		*
	Name:	Michael Ryan
	Title:	Director

Date: December 24, 2008		*
	Name:	Jack Jacobs
	Title:	Director

Date: December 24, 2008		*
	Name:	Martin McFeely
	Title:	Director

Date: December 24, 2008		*
	Name:	Robert Moe
	Title:	Director

EXHIBIT INDEX

Exhibit No.	Exhibits

2.1	Agreement of Merger and Plan of Reorganization among the Registrant, VMS Acquisition Corp. and Visual Management Systems Holdings, Inc. (1)

2.2	Asset Purchase Agreement dated as of April 3, 2008 among the Registrant, Intelligent Digital Systems, LLC, IDS Patent Holding LLC and Jay Edmond Russ (8)

3.1	Amended and Restated Certificate of Incorporation of the Registrant (2)

3.2	By-laws of Registrant (3)

4.1	Equity Incentive Plan. (2)

4.2	Form of Warrants to purchase shares of Common Stock at a price of $3.50 per share. (2)

4.3	Form of Warrants issued to Placement Agent (and sub-agents) to purchase shares of Common Stock at a price of $2.50 per share. (5)

4.4	Form of Convertible Note issued by Visual Management Systems Holding, Inc. in the aggregate principal amount of $125,000. (4)

4.5	Form of Warrant issued by Visual Management Systems Holding, Inc. with respect to an aggregate 200,000 shares of Visual Management Systems Holding, Inc. Common Stock. (4)

4.6	Securities Purchase Agreement by and among the Company and the investors identified therein, dated as of November 28, 2007. (5)

4.7	Form of 5% Secured Debenture. (5)

4.8	Form of Common Stock Purchase Warrant. (5)

4.9	Registration Rights Agreement executed by the Company and for the benefit of the holders of the 5% Secured Debentures. (5)

4.10	Form of Placement Agent Warrant. (5)

4.11	Unsecured Convertible Promissory Note dated April 3, 2008 issued to Intelligent Digital Systems, LLC (8)

5.1	Opinion of Giordano, Halleran & Ciesla, P.C. (filed herewith)

10.2	Placement Agent Agreement by and among the Placement Agent named therein, the Company and Visual Management Systems Holding, Inc. (2)

10.3	Form of Lock Up Agreement between the Registrant and executive officers and certain stockholders. (2)

10.4	Form of Private Placement Subscription Agreement. (2)

10.5	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Jason Gonzalez (4)

10.6	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Howard Herman (4)

10.7	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Caroline Gonzalez (4)

10.8	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Jonathan Bergman (4)

10.9	Employment Agreement dated as of January 1, 2007 between Visual Management Systems, Inc. and Kevin Sangirardi (4)

10.10	Security Agreement dated November 30, 2007 executed by the Company and its subsidiaries for the benefit of the holders of the 5% Secured Debentures (5)

10.12	Letter of Intent Between Visual Management Systems, Inc. and Intelligent Data Systems, LLC(6)

10.13	Placement Agent Agreement between Visual Management Systems, Inc and Kuhns Brothers, Inc. (7)

10.14	Consulting Agreement dated as of April 3, 2008 between Visual Management Systems, LLC and Jay Edmond Russ (8)

10.15	Operating Agreement of IDS Patent Holding LLC as of April 2, 2008 (8)

10.16	Exclusive Patent and Trade Secret License Agreement effective as of April 2, 2008 between Visual Management Systems, Inc. and IDS Patent Holding Company, LLC (8)

10.17	Registration Rights Agreement dated as of April 2, 2008 between Visual Management Systems, Inc. and Intelligent Digital Systems, LLC (8)

10.18	Promissory Note in the Principal Amount of $267,191.78 dated June 10, 2008 issued to the Russ & Russ Defined Benefit Pension Plan (8)

10.19	Employment Agreement dated as of June 10, 2008 between Visual Management Systems, Inc. and James D. Gardner (9)

10.20	Deferred Compensation Plan of Registrant (9)

10.21	Amendment and Waiver Agreement between the registrant and holders of its 5% secured convertible debentures (10)
21.1	Subsidiaries of issuer (11)

23.1	Consent of Sobel & Co. LLC (previously filed)

23.2	Consent of Person, Tuohy & Company LLP (previously filed)

23.3	Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit No. 5.1)

24.1	Power of Attorney (included on signature page of registration statement filed on November 13, 2007)
_______________

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2007

(2)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007.

(3)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on May 9, 2006.

(4)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K/A filed with the Securities and Exchange Commission on October 26, 2007

(5)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2007.

(6)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2008

(7)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 16, 2007.

(8)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2008.

(9)	Incorporated by reference to similarly numbered exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 18, 2008.

(10)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form 8-K/A filed with the Securities and Exchange Commission on August 29, 2008

(11)	Incorporated by reference to similarly numbered exhibit to the Registrant’s Report on Form SB-2 filed with the Securities and Exchange Commission on December 31, 2007.